UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 16, 2006

CarMax, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Virginia	001-31420	54-1821055
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12800 Tuckahoe Creek Parkway, Richmond, Virginia		23238
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	804-747-0422

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Employment Agreement. On October 17, 2006, CarMax, Inc. (the "Company") and Thomas J. Folliard, the Company’s President and Chief Executive Officer, entered into the CarMax, Inc. Employment Agreement for Executive Officer (the "Agreement"), which provides the terms and conditions of Mr. Folliard’s employment by the Company, and supersedes Mr. Folliard’s prior employment agreement with the Company, dated as of August 1, 2004. The term of the Agreement shall commence on October 17, 2006 and continue for a period of two years, with successive one-year automatic renewal terms, unless earlier terminated in accordance with the Agreement.

In consideration of Mr. Folliard’s provision of his services pursuant to the Agreement, the Company shall pay Mr. Folliard a base annual salary of $700,000 and a target annual bonus of 100% of such base annual salary, payable pursuant to the terms of the Agreement and the CarMax, Inc. Annual Performance-Based Bonus Plan, as amended and restated on April 24, 2006. Additionally, Mr. Folliard shall continue to be eligible to participate in: (i) the Company’s 2002 Stock Incentive Plan, as amended and restated on April 24, 2006, and other incentive plans applicable to executive officers; (ii) all Company tax-qualified and nonqualified retirement and deferred compensation plans, policies and programs; and (iii) all Company welfare benefit plans, policies and programs.

During the period of Mr. Folliard’s employment and for a period of two years thereafter, Mr. Folliard shall be subject to a covenant not to compete and a covenant not to solicit or induce Company employees to leave the Company. Additionally, pursuant to the Agreement and during his employment and subsequent to the last day of his employment with the Company, Mr. Folliard agrees to hold in strict confidence and safeguard any and all Protected Information (as defined in the Agreement).

In the event that the Company terminates Mr. Folliard’s employment with the Company without Cause (as defined in the Agreement), or he terminates his employment with the Company for Good Reason (as defined in the Agreement), the Company shall provide him with certain termination and severance benefits, including payments totaling two times the sum of his base annual salary and last annual bonus, and outplacement services not to exceed $50,000. In the event that a Change in Control or an Asset Sale (each as defined in the Agreement) occurs and the Company terminates Mr. Folliard’s employment with the Company (other than for Cause or due to Disability (as defined in the Agreement)), or he terminates his employment with the Company for Good Reason (and in each instance, during the two year period following the Change in Control or Asset Sale), the Company shall provide him with certain termination and severance benefits, including a payment equal to 2.99 times his Final Compensation (as defined in the Agreement) and outplacement services not to exceed $50,000.

The foregoing description of the Agreement is a summary thereof, and is qualified in its entirety by reference to the fully executed Agreement filed herewith as Exhibit 10.1, and is hereby incorporated by reference into this Item 1.01.

Form of Notice of Stock Option Grant. On October 16, 2006, the Compensation and Personnel Committee of the Company’s Board of Directors approved the form of notice of stock option grant filed herewith as Exhibit 10.2. This form of notice of stock option grant will be used by the Committee to grant options to acquire Company common stock to certain named and other executive officers of the Company pursuant to the CarMax, Inc. 2002 Stock Incentive Plan, as amended and restated on April 24, 2006. The full text of the form is incorporated by reference into this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement.

The Employment Agreement between the Company and Mr. Folliard, dated as of August 1, 2004, has been terminated and superseded by the CarMax, Inc. Employment Agreement for Executive Officer between the Company and Mr. Folliard, dated October 17, 2006, which is described in Item 1.01 hereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
Exhibit Number Description of Exhibit

10.1 CarMax, Inc. Employment Agreement for Executive Officer, dated as of October 17, 2006, between CarMax, Inc. and Thomas J. Folliard

10.2 Form of Notice of Stock Option Grant between CarMax, Inc. and certain named and other executive officers

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CarMax, Inc.

October 20, 2006	By:	/s/ Michael K. Dolan

Name: Michael K. Dolan
Title: Senior Vice President and Chief Information Officer

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Exhibit Index

Exhibit No.	Description

10.1	CarMax, Inc. Employment Agreement for Executive Officer, dated as of October 17, 2006, between CarMax, Inc. and Thomas J. Folliard
10.2	Form of Notice of Stock Option Grant between CarMax, Inc. and certain named and other executive officers